EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
SECOND QUARTER 2025 FINANCIAL RESULTS
Second Quarter Highlights
•Net income of $19.2 million, or $0.61 per diluted share; return on average assets (“ROAA”) of 1.53%; return on average stockholders' equity (“ROAE”) of 13.47%; and return on average tangible common equity (“ROATCE”)(1) of 15.55%
•Adjusted net income(1) of $19.8 million; or $0.63 per diluted share; adjusted ROAA(1) of 1.58%; adjusted ROAE(1) of 13.87%; and adjusted ROATCE(1) of 16.02%
•Asset quality remained strong with nonperforming assets to total assets of 0.13% and net charge-offs to average loans of 0.12%, on an annualized basis
•Net interest margin increased 2 basis points to 4.14% and net interest margin (tax-equivalent basis)(1) increased 3 basis points to 4.19%
Bloomington, IL, July 21, 2025 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $19.2 million, or $0.61 diluted earnings per share, for the second quarter of 2025. This compares to net income of $19.1 million, or $0.60 diluted earnings per share, for the first quarter of 2025, and net income of $18.1 million, or $0.57 diluted earnings per share, for the second quarter of 2024.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “During the second quarter of 2025, our team continued to deliver consistently strong earnings with adjusted net income(1) of $19.8 million, or $0.63 per diluted share. This was driven by an increase in adjusted pre-provision net revenue(1) of 5.2%, compared to the first quarter of 2025. Adjusted ROAA(1) was 1.58% and adjusted ROATCE(1) was 16.02% for the second quarter while our net interest margin on a tax equivalent basis(1) increased 3 basis points to 4.19%. Our strong profitability coupled with an improvement in our accumulated other comprehensive income due to lower interest rates resulted in a $0.59 increase in our tangible book value per share(1) to $16.02, an increase of 3.8% for the quarter and 17.4% over the last 12 months.
Our balance sheet remains strong as all capital ratios increased during the quarter and asset quality remained stable with nonperforming assets to total assets of only 0.13%. We saw a decrease in loans during the quarter as seasonal paydowns on grain elevator lines of credit caused a decrease in commercial and industrial loans and a higher amount of property sales caused higher payoffs in several other portfolios. We expect to see loan growth return in the third quarter of 2025 due to higher loan pipelines at the end of the second quarter than at the end of the first quarter and fewer payoffs projected.
Our credit discipline, strong profitability and solid balance sheet give us confidence that we are prepared for a variety of economic and interest rate environments. Our capital levels and operational structure support attractive acquisition opportunities should the right opportunity arise.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on closed branch premises, realized gains (losses) on sales of securities, mortgage servicing rights fair value adjustments, and the tax effect of these pre-tax adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $19.8 million, or $0.63 adjusted diluted earnings per share, for the second quarter of 2025. This compares to adjusted net income of $19.3 million, or $0.61 adjusted diluted earnings per share, for the first quarter of 2025, and adjusted net income of $18.1 million, or $0.57 adjusted diluted earnings per share, for the second quarter of 2024 (see “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2025 was $49.7 million, an increase of 2.0% from $48.7 million for the first quarter of 2025. The increase was primarily attributable to improved yields on debt securities and lower funding costs which were partially offset by a decrease in average loan balances.
Relative to the second quarter of 2024, net interest income increased 5.6% from $47.0 million. The increase was primarily attributable to lower funding costs, improved yields on debt securities, and higher average loan balances. Additionally, a $0.5 million increase in nonaccrual interest recoveries and loan fees contributed to the increase in net interest income.
Net interest margin for the second quarter of 2025 was 4.14%, compared to 4.12% for the first quarter of 2025, and net interest margin (tax-equivalent basis)(1) for the second quarter of 2025 was 4.19%, compared to 4.16% for the first quarter of 2025. The increase was primarily attributable to improved yields on debt securities, which increased 11 basis points to 2.60%, and lower funding costs, which decreased 3 basis points to 1.29%.
Relative to the second quarter of 2024, net interest margin increased 19 basis points from 3.95% and net interest margin (tax-equivalent basis)(1) increased 19 basis points from 4.00%. The increase was primarily attributable to lower funding costs, higher yields on interest-earning assets, and an increase in nonaccrual interest recoveries and loan fees. The increase in the contribution of nonaccrual interest recoveries and loan fees accounted for 4 basis points of the increase in net interest margin.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the second quarter of 2025 was $9.1 million, a 1.8% decrease from $9.3 million for the first quarter of 2025. The decrease was primarily attributable to changes in the mortgage servicing rights (“MSR”) fair value adjustment, with a $0.8 million negative MSR fair value adjustment included in the second quarter 2025 results compared to a $0.3 million negative MSR fair value adjustment included in the first quarter 2025 results. Partially offsetting this decrease were seasonal increases in card income of $0.2 million and gains on sale of mortgage loans of $0.2 million.
Relative to the second quarter of 2024, noninterest income decreased 4.9% from $9.6 million. The decrease was primarily attributable to changes in the MSR fair value adjustment, with a $0.8 million negative MSR fair value adjustment included in the second quarter 2025 results compared to a $0.1 million negative MSR fair value adjustment included in the second quarter 2024 results. Partially offsetting the decrease was a $0.2 million increase in wealth management fees.

HBT Financial, Inc.

Noninterest Expense
Noninterest expense for the second quarter of 2025 was $31.9 million, nearly unchanged from the first quarter of 2025. A $0.6 million decrease in salaries expense, which was impacted by seasonal variations in vacation accruals, was largely offset by a $0.4 million increase in other noninterest expense and a $0.3 million increase in employee benefits expense, primarily driven by higher medical benefit costs.
Relative to the second quarter of 2024, noninterest expense increased 4.6% from $30.5 million. The increase was primarily attributable to a $0.7 million increase in employee benefits expense, primarily driven by higher medical benefit costs, a $0.3 million increase in other noninterest expense, and a $0.2 million increase in bank occupancy expense, primarily due to planned building maintenance and upgrades.
Income Taxes
During the second quarter of 2025 our effective tax rate increased to 27.0% when compared to 25.2% during the first quarter of 2025. This increase was primarily related to $0.3 million of additional tax expense related to the nonrecurring reversal of a stranded tax effect included in accumulated other comprehensive income, in connection with the maturity of a derivative designated as a cash flow hedge during the second quarter of 2025. Additionally, the first quarter of 2025 included a $0.2 million tax benefit from stock-based compensation that vested during the quarter.
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.35 billion at June 30, 2025, compared with $3.46 billion at March 31, 2025, and $3.39 billion at June 30, 2024. The $113.6 million decrease from March 31, 2025 was primarily attributable to $72.0 million of paydowns from property sales, a seasonal reduction of $25.1 million in grain elevator lines of credit included in the commercial and industrial segment, and additional payoffs across other segments. These reductions were partially offset by draws on existing loans in the construction and development segment and new originations to existing customers. Additionally, increases in the multi-family and commercial real estate – non-owner occupied segments were primarily due to completed projects being moved out of the construction and land development category.
Deposits
Total deposits were $4.31 billion at June 30, 2025, compared with $4.38 billion at March 31, 2025, and $4.32 billion at June 30, 2024. The $78.1 million decrease from March 31, 2025 was primarily attributable to higher outflows for tax payments by depositors and lower balances maintained in existing retail accounts which were partially offset by higher public funds balances.
Asset Quality
Nonperforming assets totaled $6.5 million, or 0.13% of total assets, at June 30, 2025, compared with $5.6 million, or 0.11% of total assets, at March 31, 2025, and $8.8 million, or 0.17% of total assets, at June 30, 2024. Additionally, of the $5.6 million of nonperforming loans held as of June 30, 2025, $1.9 million were either wholly or partially guaranteed by the U.S. government. The $0.9 million increase in nonperforming assets from March 31, 2025 was primarily attributable to higher nonperforming loan balances in the commercial and industrial and the construction and land development segments.
The Company recorded a provision for credit losses of $0.5 million for the second quarter of 2025. The provision for credit losses primarily reflects a $1.0 million increase in required reserves driven by changes in the economic forecast; a $0.8 million increase in required reserves resulting from changes in qualitative factors; a $1.2 million decrease in required reserves driven by changes within the portfolio; and a $0.1 million decrease in specific reserves.

HBT Financial, Inc.

The Company had net charge-offs of $1.0 million, or 0.12% of average loans on an annualized basis, for the second quarter of 2025, compared to net charge-offs of $0.4 million, or 0.05% of average loans on an annualized basis, for the first quarter of 2025, and net charge-offs of $0.7 million, or 0.08% of average loans on an annualized basis, for the second quarter of 2024. Charge-offs during second quarter of 2025 were primarily recognized in the commercial and industrial and one-to-four family residential segments.
The Company’s allowance for credit losses was 1.24% of total loans and 741% of nonperforming loans at June 30, 2025, compared with 1.22% of total loans and 825% of nonperforming loans at March 31, 2025. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $3.1 million as of June 30, 2025, compared with $3.2 million as of March 31, 2025.
Capital
As of June 30, 2025, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	June 30, 2025	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	17.74%	10.50%
Tier 1 capital to risk-weighted assets	15.60	8.50
Common equity tier 1 capital ratio	14.26	7.00
Tier 1 leverage ratio	11.86	4.00
The ratio of tangible common equity to tangible assets(1) increased to 10.21% as of June 30, 2025, from 9.73% as of March 31, 2025, and tangible book value per share(1) increased by $0.59 to $16.02 as of June 30, 2025, when compared to March 31, 2025.
During the second quarter of 2025, the Company repurchased 135,997 shares of its common stock at a weighted average price of $21.30 under its stock repurchase program. The Company’s Board of Directors has authorized the repurchase of up to $15.0 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2026. As of June 30, 2025, the Company had $12.1 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of June 30, 2025, HBT Financial had total assets of $5.0 billion, total loans of $3.3 billion, and total deposits of $4.3 billion.

HBT Financial, Inc.

Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include adjusted net income, adjusted earnings per share, adjusted ROAA, pre-provision net revenue, pre-provision net revenue less charge-offs (recoveries), adjusted pre-provision net revenue, adjusted pre-provision net revenue less charge-offs (recoveries), net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), adjusted efficiency ratio (tax-equivalent basis), the ratio of tangible common equity to tangible assets, tangible book value per share, adjusted ROAE, ROATCE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (ii) effects on the U.S. economy resulting from the threat or implementation of, or changes to, existing policies and executive orders including tariffs, immigration policy, regulatory or other governmental agencies, foreign policy and tax regulations; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (v) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to bank failures; (vi) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (vii) changes in interest rates and prepayment rates of the Company’s assets; (viii) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (ix) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (x) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (xi) the loss of key executives and employees, talent shortages and employee turnover; (xii) changes in consumer spending; (xiii) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xiv) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (xv) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xvi) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (xvii) the overall health of the local and national real estate market;

HBT Financial, Inc.

(xviii) the ability to maintain an adequate level of allowance for credit losses on loans; (xix) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xx) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xxi) the level of nonperforming assets on our balance sheet; (xxii) interruptions involving our information technology and communications systems or third-party servicers; (xxiii) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxiv) the effectiveness of the Company’s risk management framework, and (xxv) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Interest and dividend income	$63,919	$63,138	$62,824	$127,057	$124,785
Interest expense	14,261	14,430	15,796	28,691	31,069
Net interest income	49,658	48,708	47,028	98,366	93,716
Provision for credit losses	526	576	1,176	1,102	1,703
Net interest income after provision for credit losses	49,132	48,132	45,852	97,264	92,013
Noninterest income	9,140	9,306	9,610	18,446	15,236
Noninterest expense	31,914	31,935	30,509	63,849	61,777
Income before income tax expense	26,358	25,503	24,953	51,861	45,472
Income tax expense	7,128	6,428	6,883	13,556	12,144
Net income	$19,230	$19,075	$18,070	$38,305	$33,328

Earnings per share - diluted	$0.61	$0.60	$0.57	$1.21	$1.05

Adjusted net income (1)	$19,803	$19,253	$18,139	$39,056	$36,212
Adjusted earnings per share - diluted (1)	0.63	0.61	0.57	1.23	1.14

Book value per share	$18.44	$17.86	$16.14
Tangible book value per share (1)	16.02	15.43	13.64

Shares of common stock outstanding	31,495,434	31,631,431	31,559,366
Weighted average shares of common stock outstanding, including all dilutive potential shares	31,588,541	31,711,671	31,666,811	31,649,766	31,734,999

SUMMARY RATIOS
Net interest margin *	4.14%	4.12%	3.95%	4.13%	3.95%
Net interest margin (tax-equivalent basis) * (1)(2)	4.19	4.16	4.00	4.18	3.99

Efficiency ratio	53.10%	53.85%	52.61%	53.47%	55.40%
Efficiency ratio (tax-equivalent basis) (1)(2)	52.61	53.35	52.10	52.97	54.83

Loan to deposit ratio	77.75%	78.95%	78.39%

Return on average assets *	1.53%	1.54%	1.45%	1.53%	1.34%
Return on average stockholders' equity *	13.47	13.95	14.48	13.70	13.46
Return on average tangible common equity * (1)	15.55	16.20	17.21	15.87	16.03

Adjusted return on average assets * (1)	1.58%	1.55%	1.45%	1.56%	1.45%
Adjusted return on average stockholders' equity * (1)	13.87	14.08	14.54	13.97	14.63
Adjusted return on average tangible common equity * (1)	16.02	16.36	17.27	16.18	17.42

CAPITAL
Total capital to risk-weighted assets	17.74%	16.85%	16.01%
Tier 1 capital to risk-weighted assets	15.60	14.77	13.98
Common equity tier 1 capital ratio	14.26	13.48	12.66
Tier 1 leverage ratio	11.86	11.64	10.83
Total stockholders' equity to total assets	11.58	11.10	10.18
Tangible common equity to tangible assets (1)	10.21	9.73	8.74

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	0.12%	0.05%	0.08%	0.09%	0.03%
Allowance for credit losses to loans, before allowance for credit losses	1.24	1.22	1.21
Nonperforming loans to loans, before allowance for credit losses	0.17	0.15	0.25
Nonperforming assets to total assets	0.13	0.11	0.17
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$53,156	$53,369	$52,177	$106,525	$104,103
Federally tax exempt	1,215	1,168	1,097	2,383	2,191
Debt securities:
Taxable	7,434	6,936	6,315	14,370	12,519
Federally tax exempt	457	469	521	926	1,118
Interest-bearing deposits in bank	1,544	1,065	2,570	2,609	4,522
Other interest and dividend income	113	131	144	244	332
Total interest and dividend income	63,919	63,138	62,824	127,057	124,785
INTEREST EXPENSE
Deposits	12,835	12,939	14,133	25,774	27,726
Securities sold under agreements to repurchase	—	22	129	22	281
Borrowings	30	109	121	139	246
Subordinated notes	469	470	469	939	939
Junior subordinated debentures issued to capital trusts	927	890	944	1,817	1,877
Total interest expense	14,261	14,430	15,796	28,691	31,069
Net interest income	49,658	48,708	47,028	98,366	93,716
PROVISION FOR CREDIT LOSSES	526	576	1,176	1,102	1,703
Net interest income after provision for credit losses	49,132	48,132	45,852	97,264	92,013
NONINTEREST INCOME
Card income	2,797	2,548	2,885	5,345	5,501
Wealth management fees	2,826	2,841	2,623	5,667	5,170
Service charges on deposit accounts	1,915	1,944	1,902	3,859	3,771
Mortgage servicing	1,042	990	1,111	2,032	2,166
Mortgage servicing rights fair value adjustment	(751)	(308)	(97)	(1,059)	(17)
Gains on sale of mortgage loans	459	252	443	711	741
Realized gains (losses) on sales of securities	—	—	—	—	(3,382)
Unrealized gains (losses) on equity securities	23	8	(96)	31	(112)
Gains (losses) on foreclosed assets	14	13	(28)	27	59
Gains (losses) on other assets	(128)	54	—	(74)	(635)
Income on bank owned life insurance	167	164	166	331	330
Other noninterest income	776	800	701	1,576	1,644
Total noninterest income	9,140	9,306	9,610	18,446	15,236
NONINTEREST EXPENSE
Salaries	16,452	17,053	16,364	33,505	33,021
Employee benefits	3,580	3,285	2,860	6,865	5,665
Occupancy of bank premises	2,471	2,625	2,243	5,096	4,825
Furniture and equipment	575	445	548	1,020	1,098
Data processing	2,687	2,717	2,606	5,404	5,531
Marketing and customer relations	1,020	1,144	996	2,164	1,992
Amortization of intangible assets	694	695	710	1,389	1,420
FDIC insurance	551	562	565	1,113	1,125
Loan collection and servicing	360	383	475	743	927
Foreclosed assets	67	5	10	72	59
Other noninterest expense	3,457	3,021	3,132	6,478	6,114
Total noninterest expense	31,914	31,935	30,509	63,849	61,777
INCOME BEFORE INCOME TAX EXPENSE	26,358	25,503	24,953	51,861	45,472
INCOME TAX EXPENSE	7,128	6,428	6,883	13,556	12,144
NET INCOME	$19,230	$19,075	$18,070	$38,305	$33,328

EARNINGS PER SHARE - BASIC	$0.61	$0.60	$0.57	$1.21	$1.05
EARNINGS PER SHARE - DILUTED	$0.61	$0.60	$0.57	$1.21	$1.05
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,510,759	31,584,989	31,579,457	31,547,669	31,621,205

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
ASSETS
Cash and due from banks	$25,563	$25,005	$22,604
Interest-bearing deposits with banks	170,179	186,586	172,636
Cash and cash equivalents	195,742	211,591	195,240

Interest-bearing time deposits with banks	—	—	520
Debt securities available-for-sale, at fair value	773,206	706,135	669,055
Debt securities held-to-maturity	481,942	490,398	512,549
Equity securities with readily determinable fair value	3,346	3,323	3,228
Equity securities with no readily determinable fair value	2,609	2,629	2,613
Restricted stock, at cost	4,979	5,086	5,086
Loans held for sale	2,316	2,721	858

Loans, before allowance for credit losses	3,348,211	3,461,778	3,385,483
Allowance for credit losses	(41,659)	(42,111)	(40,806)
Loans, net of allowance for credit losses	3,306,552	3,419,667	3,344,677

Bank owned life insurance	24,320	24,153	24,235
Bank premises and equipment, net	68,523	67,272	65,711
Bank premises held for sale	140	190	317
Foreclosed assets	890	460	320
Goodwill	59,820	59,820	59,820
Intangible assets, net	16,454	17,148	19,262
Mortgage servicing rights, at fair value	17,768	18,519	18,984
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	20,624	22,735	22,425
Other assets	37,553	38,731	59,685
Total assets	$5,018,398	$5,092,192	$5,006,199

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,034,387	$1,065,874	$1,045,697
Interest-bearing	3,272,144	3,318,716	3,272,996
Total deposits	4,306,531	4,384,590	4,318,693

Securities sold under agreements to repurchase	556	2,698	29,330
Federal Home Loan Bank advances	7,240	7,209	13,734
Subordinated notes	39,593	39,573	39,514
Junior subordinated debentures issued to capital trusts	52,879	52,864	52,819
Other liabilities	30,702	40,201	42,640
Total liabilities	4,437,501	4,527,135	4,496,730

Stockholders' Equity
Common stock	329	329	328
Surplus	297,479	297,024	296,430
Retained earnings	341,750	329,169	290,386
Accumulated other comprehensive income (loss)	(32,739)	(38,446)	(54,656)
Treasury stock at cost	(25,922)	(23,019)	(23,019)
Total stockholders’ equity	580,897	565,057	509,469
Total liabilities and stockholders’ equity	$5,018,398	$5,092,192	$5,006,199
SHARES OF COMMON STOCK OUTSTANDING	31,495,434	31,631,431	31,559,366

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024

LOANS
Commercial and industrial	$419,430	$441,261	$400,276
Commercial real estate - owner occupied	317,475	321,990	289,992
Commercial real estate - non-owner occupied	907,073	891,022	889,193
Construction and land development	310,252	376,046	365,371
Multi-family	453,812	424,096	429,951
One-to-four family residential	451,197	455,376	484,335
Agricultural and farmland	271,644	292,240	285,822
Municipal, consumer, and other	217,328	259,747	240,543
Total loans	$3,348,211	$3,461,778	$3,385,483

(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024

DEPOSITS
Noninterest-bearing deposits	$1,034,387	$1,065,874	$1,045,697
Interest-bearing deposits:
Interest-bearing demand	1,097,086	1,143,677	1,094,797
Money market	831,292	812,146	769,386
Savings	568,971	575,558	582,752
Time	774,795	787,335	796,069
Brokered	—	—	29,992
Total interest-bearing deposits	3,272,144	3,318,716	3,272,996
Total deposits	$4,306,531	$4,384,590	$4,318,693

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,417,582	$54,371	6.38%	$3,460,906	$54,537	6.39%	$3,374,058	$53,274	6.35%
Debt securities	1,217,386	7,891	2.60	1,204,424	7,405	2.49	1,187,795	6,836	2.31
Deposits with banks	160,726	1,544	3.85	120,014	1,065	3.60	211,117	2,570	4.90
Other	12,519	113	3.66	12,677	131	4.19	12,588	144	4.60
Total interest-earning assets	4,808,213	$63,919	5.33%	4,798,021	$63,138	5.34%	4,785,558	$62,824	5.28%
Allowance for credit losses	(42,118)			(42,061)			(40,814)
Noninterest-earning assets	270,580			276,853			283,103
Total assets	$5,036,675			$5,032,813			$5,027,847

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,125,787	$1,569	0.56%	$1,120,608	$1,453	0.53%	$1,123,592	$1,429	0.51%
Money market	813,531	4,463	2.20	807,728	4,397	2.21	788,744	4,670	2.38
Savings	569,193	374	0.26	569,494	370	0.26	592,312	393	0.27
Time	780,536	6,429	3.30	784,099	6,719	3.48	763,507	7,117	3.75
Brokered	—	—	—	—	—	—	38,213	524	5.51
Total interest-bearing deposits	3,289,047	12,835	1.57	3,281,929	12,939	1.60	3,306,368	14,133	1.72
Securities sold under agreements to repurchase	1,420	—	0.05	8,754	22	1.02	30,440	129	1.70
Borrowings	7,225	30	1.70	12,890	109	3.41	13,466	121	3.60
Subordinated notes	39,582	469	4.76	39,563	470	4.82	39,504	469	4.78
Junior subordinated debentures issued to capital trusts	52,871	927	7.03	52,856	890	6.83	52,812	944	7.18
Total interest-bearing liabilities	3,390,145	$14,261	1.69%	3,395,992	$14,430	1.72%	3,442,590	$15,796	1.85%
Noninterest-bearing deposits	1,044,539			1,045,733			1,043,614
Noninterest-bearing liabilities	29,486			36,373			39,806
Total liabilities	4,464,170			4,478,098			4,526,010
Stockholders' Equity	572,505			554,715			501,837
Total liabilities and stockholders’ equity	$5,036,675			$5,032,813			$5,027,847

Net interest income/Net interest margin (1)		$49,658	4.14%		$48,708	4.12%		$47,028	3.95%
Tax-equivalent adjustment (2)		548	0.05		545	0.04		553	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$50,206	4.19%		$49,253	4.16%		$47,581	4.00%
Net interest rate spread (4)			3.64%			3.62%			3.43%
Net interest-earning assets (5)	$1,418,068			$1,402,029			$1,342,968
Ratio of interest-earning assets to interest-bearing liabilities	1.42			1.41			1.39
Cost of total deposits			1.19%			1.21%			1.31%
Cost of funds			1.29			1.32			1.42
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Six Months Ended
	June 30, 2025			June 30, 2024
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,439,124	$108,908	6.39%	$3,372,640	$106,294	6.34%
Debt securities	1,210,941	15,296	2.55	1,200,871	13,637	2.28
Deposits with banks	140,483	2,609	3.75	189,207	4,522	4.81
Other	12,597	244	3.93	12,787	332	5.22
Total interest-earning assets	4,803,145	$127,057	5.33%	4,775,505	$124,785	5.25%
Allowance for credit losses	(42,089)			(40,526)
Noninterest-earning assets	273,193			280,676
Total assets	$5,034,249			$5,015,655

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,123,212	$3,022	0.54%	$1,125,638	$2,740	0.49%
Money market	810,645	8,860	2.20	800,714	9,467	2.38
Savings	569,343	744	0.26	601,768	836	0.28
Time	782,307	13,148	3.39	714,003	13,042	3.67
Brokered	—	—	—	60,181	1,641	5.48
Total interest-bearing deposits	3,285,507	25,774	1.58	3,302,304	27,726	1.69
Securities sold under agreements to repurchase	5,067	22	0.89	31,448	281	1.80
Borrowings	10,042	139	2.79	13,235	246	3.73
Subordinated notes	39,573	939	4.79	39,494	939	4.78
Junior subordinated debentures issued to capital trusts	52,864	1,817	6.93	52,804	1,877	7.15
Total interest-bearing liabilities	3,393,053	$28,691	1.71%	3,439,285	$31,069	1.82%
Noninterest-bearing deposits	1,045,133			1,040,007
Noninterest-bearing liabilities	32,404			38,457
Total liabilities	4,470,590			4,517,749
Stockholders' Equity	563,659			497,906
Total liabilities and stockholders’ equity	$5,034,249			5,015,655

Net interest income/Net interest margin (1)		$98,366	4.13%		$93,716	3.95%
Tax-equivalent adjustment (2)		1,093	0.05		1,128	0.04
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$99,459	4.18%		$94,844	3.99%
Net interest rate spread (4)			3.62%			3.43%
Net interest-earning assets (5)	$1,410,092			$1,336,220
Ratio of interest-earning assets to interest-bearing liabilities	1.42			1.39
Cost of total deposits			1.20%			1.28%
Cost of funds			1.30			1.39
____________________________________
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024

NONPERFORMING ASSETS
Nonaccrual	$5,615	$5,102	$8,425
Past due 90 days or more, still accruing	9	4	7
Total nonperforming loans	5,624	5,106	8,432
Foreclosed assets	890	460	320
Total nonperforming assets	$6,514	$5,566	$8,752

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$1,878	$1,350	$2,132

Allowance for credit losses	$41,659	$42,111	$40,806
Loans, before allowance for credit losses	3,348,211	3,461,778	3,385,483

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.24%	1.22%	1.21%
Allowance for credit losses to nonaccrual loans	741.92	825.38	484.34
Allowance for credit losses to nonperforming loans	740.74	824.74	483.94
Nonaccrual loans to loans, before allowance for credit losses	0.17	0.15	0.25
Nonperforming loans to loans, before allowance for credit losses	0.17	0.15	0.25
Nonperforming assets to total assets	0.13	0.11	0.17
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.19	0.16	0.26

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$42,111	$42,044	$40,815	$42,044	$40,048
Provision for credit losses	595	496	677	1,091	1,237
Charge-offs	(1,252)	(665)	(870)	(1,917)	(1,097)
Recoveries	205	236	184	441	618
Ending balance	$41,659	$42,111	$40,806	$41,659	$40,806

Net charge-offs	$1,047	$429	$686	$1,476	$479
Average loans	3,417,582	3,460,906	3,374,058	3,439,124	3,372,640

Net charge-offs to average loans *	0.12%	0.05%	0.08%	0.09%	0.03%
____________________________________
*Annualized measure.

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024

PROVISION FOR CREDIT LOSSES
Loans	$595	$496	$677	$1,091	$1,237
Unfunded lending-related commitments	(69)	80	499	11	466
Total provision for credit losses	$526	$576	$1,176	$1,102	$1,703

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024

Net income	$19,230	$19,075	$18,070	$38,305	$33,328
Less: adjustments
Gains (losses) on closed branch premises	(50)	59	—	9	(635)
Realized gains (losses) on sales of securities	—	—	—	—	(3,382)
Mortgage servicing rights fair value adjustment	(751)	(308)	(97)	(1,059)	(17)
Total adjustments	(801)	(249)	(97)	(1,050)	(4,034)
Tax effect of adjustments (1)	228	71	28	299	1,150
Total adjustments after tax effect	(573)	(178)	(69)	(751)	(2,884)
Adjusted net income	$19,803	$19,253	$18,139	$39,056	$36,212

Average assets	$5,036,675	$5,032,813	$5,027,847	$5,034,249	$5,015,655

Return on average assets *	1.53%	1.54%	1.45%	1.53%	1.34%
Adjusted return on average assets *	1.58	1.55	1.45	1.56	1.45
____________________________________
*Annualized measure.
(1)Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024

Numerator:
Net income	$19,230	$19,075	$18,070	$38,305	$33,328

Adjusted net income	$19,803	$19,253	$18,139	$39,056	$36,212

Denominator:
Weighted average common shares outstanding	31,510,759	31,584,989	31,579,457	31,547,669	31,621,205
Dilutive effect of outstanding restricted stock units	77,782	126,682	87,354	102,097	113,794
Weighted average common shares outstanding, including all dilutive potential shares	31,588,541	31,711,671	31,666,811	31,649,766	31,734,999

Earnings per share - basic	$0.61	$0.60	$0.57	$1.21	$1.05
Earnings per share - diluted	$0.61	$0.60	$0.57	$1.21	$1.05

Adjusted earnings per share - basic	$0.63	$0.61	$0.57	$1.24	$1.15
Adjusted earnings per share - diluted	$0.63	$0.61	$0.57	$1.23	$1.14

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Pre-Provision Net Revenue, Pre-Provision Net Revenue Less Net Charge-offs (Recoveries),
Adjusted Pre-Provision Net Revenue, and Adjusted Pre-Provision Net Revenue Less Net Charge-offs (Recoveries)

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024

Net interest income	$49,658	$48,708	$47,028	$98,366	$93,716
Noninterest income	9,140	9,306	9,610	18,446	15,236
Noninterest expense	(31,914)	(31,935)	(30,509)	(63,849)	(61,777)
Pre-provision net revenue	26,884	26,079	26,129	52,963	47,175
Less: adjustments
Gains (losses) on closed branch premises	(50)	59	—	9	(635)
Realized gains (losses) on sales of securities	—	—	—	—	(3,382)
Mortgage servicing rights fair value adjustment	(751)	(308)	(97)	(1,059)	(17)
Total adjustments	(801)	(249)	(97)	(1,050)	(4,034)
Adjusted pre-provision net revenue	$27,685	$26,328	$26,226	$54,013	$51,209

Pre-provision net revenue	$26,884	$26,079	$26,129	$52,963	$47,175
Less: net charge-offs	1,047	429	686	1,476	479
Pre-provision net revenue less net charge-offs	$25,837	$25,650	$25,443	$51,487	$46,696

Adjusted pre-provision net revenue	$27,685	$26,328	$26,226	$54,013	$51,209
Less: net charge-offs	1,047	429	686	1,476	479
Adjusted pre-provision net revenue less net charge-offs	$26,638	$25,899	$25,540	$52,537	$50,730
Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024

Net interest income (tax-equivalent basis)
Net interest income	$49,658	$48,708	$47,028	$98,366	$93,716
Tax-equivalent adjustment (1)	548	545	553	1,093	1,128
Net interest income (tax-equivalent basis) (1)	$50,206	$49,253	$47,581	$99,459	$94,844

Net interest margin (tax-equivalent basis)
Net interest margin *	4.14%	4.12%	3.95%	4.13%	3.95%
Tax-equivalent adjustment * (1)	0.05	0.04	0.05	0.05	0.04
Net interest margin (tax-equivalent basis) * (1)	4.19%	4.16%	4.00%	4.18%	3.99%

Average interest-earning assets	$4,808,213	$4,798,021	$4,785,558	$4,803,145	$4,775,505
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis) and Adjusted Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024

Total noninterest expense	$31,914	$31,935	$30,509	$63,849	$61,777
Less: amortization of intangible assets	694	695	710	1,389	1,420
Noninterest expense excluding amortization of intangible assets	$31,220	$31,240	$29,799	$62,460	$60,357

Net interest income	$49,658	$48,708	$47,028	$98,366	$93,716
Total noninterest income	9,140	9,306	9,610	18,446	15,236
Operating revenue	58,798	58,014	56,638	116,812	108,952
Tax-equivalent adjustment (1)	548	545	553	1,093	1,128
Operating revenue (tax-equivalent basis) (1)	59,346	58,559	57,191	117,905	110,080
Less: adjustments to noninterest income
Gains (losses) on closed branch premises	(50)	59	—	9	(635)
Realized gains (losses) on sales of securities	—	—	—	—	(3,382)
Mortgage servicing rights fair value adjustment	(751)	(308)	(97)	(1,059)	(17)
Total adjustments to noninterest income	(801)	(249)	(97)	(1,050)	(4,034)
Adjusted operating revenue (tax-equivalent basis) (1)	$60,147	$58,808	$57,288	$118,955	$114,114

Efficiency ratio	53.10%	53.85%	52.61%	53.47%	55.40%
Efficiency ratio (tax-equivalent basis) (1)	52.61	53.35	52.10	52.97	54.83
Adjusted efficiency ratio (tax-equivalent basis) (1)	51.91	53.12	52.02	52.51	52.89
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024

Tangible Common Equity
Total stockholders' equity	$580,897	$565,057	$509,469
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	16,454	17,148	19,262
Tangible common equity	$504,623	$488,089	$430,387

Tangible Assets
Total assets	$5,018,398	$5,092,192	$5,006,199
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	16,454	17,148	19,262
Tangible assets	$4,942,124	$5,015,224	$4,927,117

Total stockholders' equity to total assets	11.58%	11.10%	10.18%
Tangible common equity to tangible assets	10.21	9.73	8.74

Shares of common stock outstanding	31,495,434	31,631,431	31,559,366

Book value per share	$18.44	$17.86	$16.14
Tangible book value per share	16.02	15.43	13.64
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024

Average Tangible Common Equity
Total stockholders' equity	$572,505	$554,715	$501,837	$563,659	$497,906
Less: Goodwill	59,820	59,820	59,820	59,820	59,820
Less: Intangible assets, net	16,782	17,480	19,605	17,130	19,970
Average tangible common equity	$495,903	$477,415	$422,412	$486,709	$418,116

Net income	$19,230	$19,075	$18,070	$38,305	$33,328
Adjusted net income	19,803	19,253	18,139	39,056	36,212

Return on average stockholders' equity *	13.47%	13.95%	14.48%	13.70%	13.46%
Return on average tangible common equity *	15.55	16.20	17.21	15.87	16.03

Adjusted return on average stockholders' equity *	13.87%	14.08%	14.54%	13.97%	14.63%
Adjusted return on average tangible common equity *	16.02	16.36	17.27	16.18	17.42
____________________________________
*Annualized measure.